Page 12 of 18 Pages


                                    EXHIBIT B





                            FORM OF AFFILIATE LETTER


R&B Falcon Corporation
1900 West Loop South
Suite 1800
Houston, Texas  77027

Falcon Drilling Company, Inc.
1900 West Loop South
Suite 1800
Houston, Texas  77027

Reading & Bates Corporation
901 Threadneedle
Suite 2000
Houston, Texas  77079


Ladies and Gentlemen:

               I have been advised that as of the date of this letter I may be deemed to be an "affiliate" of Falcon Drilling Company, Inc., a Delaware corporation ("FDC"), as the term "affiliate" is (i) defined for purposes of paragraphs (c) and (d) of Rule 145 of the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), and/or (ii) used in and for purposes of Accounting Series Releases No. 130 and No. 135, as amended, of the Commission. Pursuant to the terms of the Agreement and Plan of Merger, dated as of July 10, 1997 (the "Merger Agreement"), among R&B Falcon Corporation, a Delaware corporation ("Parent"), FDC Acquisition Corp., a Delaware corporation ("SubF"), Reading & Bates Acquisition Corp., a Delaware corporation ("SubR"), FDC and Reading & Bates Corporation, a Delaware corporation ("R&B"), pursuant to which (i) SubF will be merged with and into FDC, with FDC continuing as the surviving corporation (the "FDC Merger"), (ii) SubR will be merged with and into R&B, with R&B continuing as the surviving corporation (the "R&B Merger" and together with the FDC Merger, the "Mergers"), and (iii) each of FDC and R&B will



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                                                             Page 13 of 18 Pages


become a subsidiary of Parent and stockholders of each of FDC and R&B will become stockholders of Parent. Capitalized terms used in this letter without definition shall have the meanings assigned to them in the Merger Agreement.

               As a result of the FDC Merger, I may receive shares of common stock, par value $.01 per share, of Parent (the "Parent Common Stock"). I would receive such Parent Stock in exchange for shares (or upon exercise of options for shares) owned by me of common stock, par value $.01 per share of FDC (the "FDC Common Stock").

               1. I hereby represent, warrant and covenant to Parent, FDC and R&B that in the event I receive any shares of Parent Common Stock as a result of the FDC Merger:

               A. I shall not make any offer, sale, pledge, transfer or other disposition of the shares of Parent Common Stock in violation of the Act or the Rules and Regulations.

               B. I have carefully read this letter and the Merger Agreement and discussed the requirements of such documents and other applicable limitations upon my ability to sell, transfer or otherwise dispose of the shares of Parent Common Stock, to the extent I felt necessary, with my counsel or counsel for FDC.

               C. I have been advised that the issuance of the shares of Parent Common Stock to me pursuant to the FDC Merger has been registered with the Commission under the Act on a Registration Statement on Form S-4. However, I have also been advised that, because at the time the Merger is submitted for a vote of the stockholders of FDC, (a) I may be deemed to be an affiliate of FDC and (b) the distribution by me of the shares of Parent Common Stock has not been registered under the Act, I may not sell, transfer or otherwise dispose of the shares of Parent Common Stock issued to me in the FDC Merger unless (i) such sale, transfer or other disposition is made in conformity with the volume and other limitations of Rule 145 promulgated by the Commission under the Act, (ii) such sale, transfer or other disposition has been registered under the Act or (iii) in the opinion of counsel reasonably acceptable to Parent, or a "no action" letter obtained by the undersigned from the staff of the Commission such sale, transfer or other disposition is otherwise exempt from registration under the Act.


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                                                             Page 14 of 18 Pages



               D. I understand that except as provided for in the Merger Agreement, Parent is under no obligation to register the sale, transfer or other disposition of the Parent Stock by me or on my behalf under the Act or, except as provided in paragraph 2(A) below, to take any other action necessary in order to make compliance with an exemption from such registration available.

               E. I also understand that stop transfer instructions will be given to FDC's transfer agent with respect to the shares of FDC Common Stock currently held and to Parent's transfer agent with respect to the shares of Parent Common Stock issued to me in the FDC Merger, and there will be placed on the certificates for such shares of Parent Common Stock, a legend stating in substance:

                    "THE SHARES  REPRESENTED BY THIS  CERTIFICATE WERE
               ISSUED IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933 APPLIES. THE SHARES REPRESENTED BY THIS CERTIFICATE MAY ONLY BE TRANSFERRED IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT DATED [ ], 1997 BETWEEN THE REGISTERED HOLDER HEREOF, FALCON DRILLING COMPANY, INC., READING & BATES CORPORATION AND R&B FALCON CORPORATION, A COPY OF WHICH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICES OF R&B FALCON CORPORATION."

               F. I also understand that unless a sale or transfer is made in conformity with the provisions of Rule 145, or pursuant to a registration statement, Parent reserves the right to put the following legend on the certificates issued to my transferee:

                    "THE SHARES  REPRESENTED BY THIS  CERTIFICATE HAVE
               NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND WERE ACQUIRED FROM A PERSON WHO RECEIVED SUCH SHARES IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933 APPLIES. THE SHARES HAVE BEEN ACQUIRED BY THE HOLDER NOT WITH A VIEW TO, OR FOR RESALE IN CONNECTION WITH, ANY DISTRIBUTION THEREOF

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                                                             Page 15 of 18 Pages


               WITHIN THE MEANING OF THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933."

               G. I further represent to, and covenant with Parent, FDC and R&B that I will not, during the 30 days prior to the Effective Time, sell, transfer or otherwise dispose of or reduce my risk (as contemplated by the SEC Accounting Series Release No. 135) with respect to shares of FDC Common Stock that I may hold and, furthermore, that I will not sell, transfer or otherwise dispose of or reduce my risk (as contemplated by SEC Accounting Series Release No. 135) with respect to the shares of Parent Common Stock received by me in the FDC Merger or any other shares of the capital stock of Parent until after such time as results covering at least 30 days of operations of Parent have been published by Parent, in the form of a quarterly earnings report, an effective registration statement filed with the Commission, a report to the Commission on Form 10-K, 10-Q or 8-K, or any other public filing or announcement which includes the combined results of operations of FDC and R&B (the period commencing 30 days prior to the Effective Time and ending on the date of the publication of the post-Mergers financial results is referred to herein as the "Pooling Period"). Parent shall notify the "affiliates" of the publication of such results. Notwithstanding the foregoing, I understand that during the aforementioned period, subject to providing written notice to Parent, I will not be prohibited from selling up to 10% of the shares of Parent Common Stock (the "10% Shares") received by me or the shares of FDC Common Stock owned by me or making charitable contributions or bona fide gifts of the shares of Parent Common Stock received by me or the shares of FDC Common Stock owned by me, subject to the same restrictions. The 10% Shares shall be calculated in accordance with SEC Accounting Series Release No. 135 as amended by Staff Accounting Bulletin No. 76. I covenant with Parent that I will not sell, transfer or otherwise dispose of any 10% Shares during the period commencing from the Effective Time and ending on the last day of the Pooling Period except in compliance with Rule 145(d)(i) under the Act or pursuant to charitable contributions or bona fide gifts.


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                                                             Page 16 of 18 Pages


               H. Execution of this letter should not be considered an admission on my part that I am an "affiliate" of FDC as described in the first paragraph of this letter, nor as a waiver of any rights I may have to object to any claim that I am such an affiliate on or after the date of this letter.

               2. By Parent's acceptance of this letter, Parent hereby agrees with me as follows:

               A. For so long as and to the extent necessary to permit me to sell the shares of Parent Common Stock pursuant to Rule 145 and, to the extent applicable, Rule 144 under the Act, Parent shall (a) use its reasonable best efforts to (i) file, on a timely basis, all reports and data required to be filed with the Commission by it pursuant to Section 13 of the Securities Exchange Act of 1934, as amended and (ii) furnish to me upon request a written statement as to whether Parent has complied with such reporting requirements during the 12 months preceding any proposed sale of the shares of Parent
          Common Stock by me under Rule 145, and (b) otherwise use its reasonable efforts to permit such sales pursuant to Rule 145 and Rule 144.

               B. It is understood and agreed that certificates with the legends set forth in paragraphs E and F above will be substituted by delivery of certificates without such legend if (i) one year shall have elapsed from the date the undersigned acquired the Parent Stock received in the FDC Merger and the provisions of Rule 145(d)(2) are then available to the undersigned, (ii) two years shall have elapsed from the date the undersigned acquired the shares of Parent Common Stock received in the FDC Merger and the provisions of Rule 145(d)(3) are then applicable to the undersigned, or (iii) Parent has received either an opinion of counsel, which opinion and counsel shall be reasonably satisfactory to R&B and Parent, or a "no-action" letter obtained by the undersigned from the staff of the Commission, to the effect that the restrictions imposed by Rule 144 and Rule 145 under the Act no longer apply to the undersigned.

                                             Very truly yours,


                                             __________________________________
                                             Name:


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                                                             Page 17 of 18 Pages


Agreed and accepted this __ day
of ___________, 1997, by

R&B FALCON CORPORATION


By:
     --------------------------------
     Name:
     Title:

READING & BATES CORPORATION


By:
     --------------------------------
     Name:
     Title:

FALCON DRILLING COMPANY, INC.


By:
     --------------------------------
     Name:
     Title:



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